Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.0001 per share of Eikon Therapeutics, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned hereby execute this Agreement.

Dated: February 18, 2026

Abu Dhabi Investment Authority

/s/ Saif Surour Omair Maaded AlMashghouni
Name:	Saif Surour Omair Maaded AlMashghouni
Title:	Authorized Signatory

/s/ Ahmed Salem Abdulla Melaih AlNeyadi
Name:	Ahmed Salem Abdulla Melaih AlNeyadi
Title:	Authorized Signatory

Platinum Falcon B 2018 RSC Limited

/s/ Saif Surour Omair Maaded AlMashghouni
Name:	Saif Surour Omair Maaded AlMashghouni
Title:	Authorized Signatory

/s/ Ahmed Salem Abdulla Melaih AlNeyadi
Name:	Ahmed Salem Abdulla Melaih AlNeyadi
Title:	Authorized Signatory